EXHIBIT 99.1

Investor Contact At NationsHealth:
Timothy Fairbanks, CFO 954-903-5018

NATIONSHEALTH ANNOUNCES 2007 THIRD QUARTER AND YEAR TO DATE FINANCIAL RESULTS

SUNRISE, Fla. – November 13, 2007 — NationsHealth, Inc. (Nasdaq: NHRX) today announced its financial results for the quarter and nine months ended September 30, 2007.

Revenue for the quarter ended September 30, 2007 was $18.2 million, compared to $19.8 million for the corresponding period in 2006. Net loss for the quarter ended September 30, 2007 was $3.8 million, or $0.13 per share, compared to net income of $6.0 million, or $0.22 per share, for the corresponding period in 2006. Net loss for the quarter ended September 30, 2007 included approximately $1.5 million of stock-based compensation associated with the acceleration of vesting of certain restricted stock awards, a charge for severance of approximately $0.7 million and a gain of approximately $0.3 million for the finalization of the purchase price from the sale of the discount prescription drug card business, which was sold on September 5, 2006. Net income for the 2006 third quarter included a gain of $5.0 million from the sale discount prescription drug card business, which contributed approximately $0.7 million in revenue in the 2006 third quarter.

Revenue for the nine months ended September 30, 2007 was $54.0 million, compared to $64.4 million for the corresponding period in 2006. Net loss for the nine months ended September 30, 2007 was $5.5 million, or $0.19 per share, compared to a net loss of $12.5 million, or $0.45 per share, for the corresponding period in 2006. The first nine months of 2006 included approximately $9.9 million of revenue related to the initial marketing and enrollment efforts for CIGNA’s Medicare Part D Prescription Drug Plans and approximately $4.0 million of revenue from the divested discount prescription drug card business. Net loss for the nine months ended September 30, 2006 included a gain of approximately $5.0 million for the sale of the Company’s discount prescription drug card business and the net loss for the nine months ended September 30, 2007 included a gain of approximately $0.3 million from the finalization of the purchase price for the sale of the card business.

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NationsHealth, Inc. News Release

Adjusted EBITDA*, defined as earnings before interest, taxes, depreciation and amortization, stock based compensation, non-cash impairment charges, and gains on sales of business lines was $0.9 million for the quarter ended September 30, 2007, compared to adjusted EBITDA of $4.4 million for the quarter ended September 30, 2006. For the first nine months of 2007 adjusted EBITDA was $4.9 million, compared to adjusted EBITDA loss of $7.8 million for the first nine months of 2006. Adjusted EBITDA for both the quarter and nine month period ended September 30, 2007 include a charge for severance of approximately $0.7 million, primarily related to corporate restructuring.

The Company’s Insurance Services segment contributed profit of $4.0 million for the quarter ended September 30, 2007, compared to $3.7 million for the quarter ended September 30, 2006. For the first nine months of 2007, the Insurance Services segment contributed profit of $10.7 million, compared to a loss of $1.8 million for the first nine months of 2006. The Medical Products segment contributed a loss of $0.1 million for the quarter ended September 30, 2007, compared to a profit of $3.4 million, including approximately $0.7 million of profit from the divested discount prescription drug card business, for the quarter ended September 30, 2006. For the nine months ended September 30, 2007, the Medical Products segment contributed profit of $3.0 million. This compares to $7.3 million of profit for the first nine months of 2006, which included approximately $4.0 million of profit from the divested discount prescription drug card business. Segment profit and loss, as discussed above, is before allocation of corporate overhead and other unallocated amounts.

As previously announced, on September 4, 2007 the Company acquired Diabetes Care & Education, Inc. (DC&E), a leading provider of insulin pumps, pump supplies and blood glucose monitoring equipment. Under the terms of the acquisition agreement, NationsHealth purchased all of the issued and outstanding capital stock of DC&E for $2.5 million in cash and $0.5 million in shares of unregistered common stock of the Company. NationsHealth may also pay additional cash amounts based on annual revenue targets associated with DC&E’s pump and education operations in 2008, 2009 and 2010.

“We are very pleased with our financial results for the third quarter, including a 7% revenue increase over the second quarter of 2007. The integration and results to date of DC&E and other acquisitions are beginning to realize significant revenue gains for our Medical Products segment,” said Timothy Fairbanks, Chief Financial Officer of NationsHealth. “Additionally, we increased our organic patient acquisition and marketing activity during the quarter in an effort to continue our growth in future periods.”

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NationsHealth, Inc. News Release

Conference Call
NationsHealth has ceased its practice of hosting conference calls in connection with its quarterly results.

About NationsHealth, Inc.
NationsHealth seeks to improve the delivery of healthcare to Medicare and managed care beneficiaries by providing medical products and prescription related services. NationsHealth provides home delivery of diabetes supplies and insulin pumps, medications and other medical products to patients across the nation. In addition to its medical products business, NationsHealth also provides education, marketing, enrollment and patient service to insurers offering Medicare Part D prescription drug plans and other Medicare insurance coverage. NationsHealth has an agreement with CIGNA to service its Medicare Part D prescription drug plans nationally. For more information, please visit http://www.nationshealth.com.

* Use of Non-GAAP Financial Measures
In its earnings releases, conference calls, slide presentations or webcasts, the Company may use or discuss adjusted EBITDA (or adjusted EBITDA loss, as applicable), which is a non-GAAP financial measure as defined by SEC Regulation G. Management regularly reviews adjusted EBITDA as an analytical indicator of the Company’s financial performance and believes that it is useful to investors in evaluating operating performance. In addition, the Company uses adjusted EBITDA as a measure of performance for its business segments and for incentive compensation purposes. The Company does not intend for adjusted EBITDA to be considered in isolation or as a substitute for any GAAP measure. Adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies.

Net income (loss) is the GAAP financial measure most directly comparable to adjusted EBITDA (EBITDA loss). A reconciliation of net income (loss) to adjusted EBITDA (EBITDA loss) is as follows (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Net Income (Loss)	($3,771)	$6,020	($5,484)	($12,507)
Interest, net	1,156	778	3,029	2,148
Depreciation and amortization	1,904	1,457	5,089	4,309
Stock-based compensation	1,929	585	2,627	1,958
Gain on sale of business line	(338)	(5,000)	(338)	(5,000)
Non-cash impairment charge	—	559	—	1,292

Adjusted EBITDA (EBITDA Loss)	$880	$4,399	$4,923	($7,800)

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NationsHealth, Inc. News Release

This press release contains forward-looking statements about NationsHealth, including statements regarding management initiatives and new product and market opportunities, none of which should be construed in any manner as a guarantee that such results will in fact occur. In addition, other written or oral statements that constitute forward-looking statements may be made by us or on our behalf. Forward-looking statements are statements that are not historical facts, and in some cases may be identified by the words “anticipate,” “project,” “expect,” “plan,” “intend,” “may,” “should,” “will,” and similar words or phrases. Such forward-looking statements, based upon the current beliefs and expectations of NationsHealth’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: our ability to maintain our existing customer base; our ability to successfully maintain our Insurance Services segment; our dependence on Medicare reimbursement; changes in Medicare and Medicaid and any other state or national-based reimbursement programs, including the results of competitive bidding for durable medical equipment and supplies; the fact that despite the compliance periods and the appeals process, NationsHealth’s common stock may still be subject to delisting from the The Nasdaq Capital Market; our customers’ desire to take advantage of our Part D and specialty pharmacy services; uncertainty in our costs incurred in administering the Part D program; changing interpretations of generally accepted accounting principles; outcomes of government reviews of NationsHealth’s business practices; inquiries and investigations and related litigation; our exposure to product liability in excess of our insurance coverage; continued compliance with government regulations; legislation or regulatory requirements or changes adversely affecting the businesses in which NationsHealth is engaged; fluctuations in customer demand; management of growth; our ability to compete effectively; timing and market acceptance of new products sold by NationsHealth; our ability to raise the capital we will need to sustain our operations; general economic conditions; and geopolitical events, regulatory changes and other risks and uncertainties described in NationsHealth’s Annual Report on Form 10-K for the year ended December 31, 2006, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007 and June 30, 2007, and NationsHealth’s other reports it has filed with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. NationsHealth cautions investors not to place undue reliance on the forward-looking statements contained herein. These statements speak only as of the date of this press release and, except as required by applicable law, NationsHealth assumes no obligation to update the information contained herein.

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NationsHealth, Inc. News Release

SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended
	September 30,
	2007	2006
Revenue:
Net product sales	$10,728	$11,811
Prescription drug card revenue	—	671
Service revenue	7,447	7,314

	18,175	19,796
Cost of product sales	5,140	4,233
Cost of services	2,565	2,430

Gross Profit	10,470	13,133

Operating Expenses:
Patient acquisition and related costs	1,242	149
Patient service and fulfillment	2,340	1,839
General and administrative	7,898	6,457
Provision for doubtful accounts	226	998
Depreciation and amortization	1,717	1,333
Impairment of investment in joint venture	—	559
Gain on sale of business line	(338)	(5,000)

	13,085	6,335

Income (Loss) from Operations	(2,615)	6,798
Other Expense, net	(1,156)	(778)

Net Income (Loss)	$(3,771)	$6,020

Earnings (Loss) per share:
Basic	$(0.13)	$0.22

Diluted	$(0.13)	$0.22

Weighted average shares outstanding:

Basic	28,314	27,919

Diluted	28,314	27,921

NationsHealth, Inc. News Release

SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Nine Months Ended
	September 30,
	2007	2006
Revenue:
Net product sales	$32,003	$33,555
Prescription drug card revenue	—	3,983
Service revenue	21,949	26,889

	53,952	64,427
Cost of product sales	13,527	14,424
Cost of services	8,696	25,685

Gross Profit	31,729	24,318

Operating Expenses:
Patient acquisition and related costs	2,661	2,793
Patient service and fulfillment	6,708	6,382
General and administrative	19,093	22,428
Provision for doubtful accounts	1,489	2,844
Depreciation and amortization	4,571	3,938
Impairment of investment in joint venture	—	1,292
Gain on sale of business line	(338)	(5,000)

	34,184	34,677

Loss from Operations	(2,455)	(10,359)
Other Expense, net	(3,029)	(2,148)

Net Loss	$(5,484)	$(12,507)

Loss per share – basic and diluted	$(0.19)	$(0.45)

Weighted average shares outstanding – basic and diluted	28,147	27,871

NationsHealth, Inc. News Release

SUMMARY CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30,	December 31,
	2007	2006
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$653	$4,224
Accounts receivable, net	10,370	6,075
Inventory	3,074	1,636
Costs related to billings in process, net	698	565
Prepaid expenses and other current assets	674	748

Total current assets	15,469	13,248
Property and equipment, net	5,007	3,557
Customer contract intangible, net	8,724	11,632
Acquired customer lists, net	3,429	363
Other intangible assets, net	982	—
Goodwill	987	—
Other assets, net	3,208	1,588

Total assets	$37,806	$30,388

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$5,798	$3,026
Accrued expenses	5,578	9,069
Promissory note payable, net	1,439	—
Current portion of long-term debt	2,767	—
Line of credit	2,500	2,500

Total current liabilities	18,082	14,595

Long-Term Liabilities:
Convertible notes, related party, net	7,338	6,316
Long-term debt	6,250	1,328
Other long-term liabilities	1,163	782

Total long-term liabilities	14,751	8,426

Stockholders’ Equity	4,973	7,367

Total liabilities and stockholders’ equity	$37,806	$30,388

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